Exhibit 33.1


          REPORT ON ASSESSMENT OF COMPLIANCE WITH SERVICING CRITERIA

U.S. Bank National Association ("U.S. Bank") as a party participating in the servicing function for the following transactions:

            U.S. Bank Corporate Trust Repackaging Platform(1)

hereby provides the following report on its assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it and as described on Exhibit A hereto:

1. U.S. Bank is responsible for assessing its compliance with the servicing criteria applicable to it as noted on the accompanying Exhibit A;

2. U.S. Bank used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria;

3. U.S. Bank's assessment of its compliance with the applicable servicing criteria is as of and for the period beginning on January 1, 2006 and ending December 31, 2006, the end of the fiscal year covered by the Form 10-K report. U.S. Bank's participation in the servicing function complied in all material respects with the applicable servicing criteria.

     4. Ernst & Young, a registered public accounting firm, has issued an attestation report on U.S. Bank's assessment of compliance with the applicable servicing criteria as of and for the period beginning on January 1, 2006 and ending December 31, 2006, the end of the fiscal year covered by the Form 10-K report.


                                         U.S. BANK NATIONAL ASSOCIATION


                                         /s/ Bryan R. Calder
                                         ------------------------------
                                         Name:  Bryan R. Calder
                                         Title: Executive Vice President


Date:  February 26, 2007


---------------------------
(1) The U.S. Bank Corporate Trust Repackaging Platform (the "Platform") consists of the activities involved in the performance of servicing functions for publicly issued transactions comprised of the repackaging of corporate debt and/or other agency securities the securities of which were offered on or after January 1, 2006. The Platform does not include asset-backed or mortgage-backed transactions serviced by a pool of receivables or other financial assets.

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                      EXHIBIT A to Management's Assertion

Reg AB               Servicing Criteria
Reference

General Servicing Considerations

1122(d)(1)(i)        Policies and procedures are instituted to monitor any          Not Applicable
                     performance or other triggers and events of default in
                     accordance with the transaction agreements.

1122(d)(1)(ii)       If any material servicing activities are outsourced to
                     third parties, policies and procedures are instituted to
                     monitor the third party's performance and compliance with
                     such servicing activities.

1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain     Not Applicable
                     a back-up servicer for the Pool Assets are maintained.

1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in
                     effect on the party participating in the servicing
                     function throughout the reporting period in the amount of
                     coverage required by and otherwise in accordance with the
                     terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)        Payments on pool assets are deposited into the
                     appropriate custodial bank accounts and related bank
                     clearing accounts no more than two business days
                     following receipt, or such other number of days specified
                     in the transaction agreements.

1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an
                     obligor or to an investor are made only by authorized
                     personnel.

1122(d)(2)(iii)      Advances of funds or guarantees regarding collections,         Not Applicable
                     cash flows or distributions, and any interest or other
                     fees charged for such advances, are made, reviewed and
                     approved as specified in the transaction agreements.

1122(d)(2)(iv)       The related accounts for the transaction, such as cash
                     reserve accounts or accounts established as a form of
                     over collateralization, are separately maintained (e.g.,
                     with respect to commingling of cash) as set forth in the
                     transaction agreements.

1122(d)(2)(v)        Each custodial account is maintained at a federally
                     insured depository institution as set forth in the
                     transaction agreements. For purposes of this criterion,
                     "federally insured depository institution" with respect
                     to a foreign financial institution means a foreign
                     financial institution that meets the requirements of Rule
                     13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent
                     unauthorized access.

1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for all
                     asset-backed securities related bank accounts, including
                     custodial accounts and related bank clearing accounts.
                     These reconciliations are (A) mathematically accurate;
                     (B) prepared within 30 calendar days after the bank
                     statement cutoff date, or such other number of days
                     specified in the transaction agreements; (C) reviewed and
                     approved by someone other than the person who prepared
                     the reconciliation; and (D) contain explanations for
                     reconciling items. These reconciling items are resolved
                     within 90 calendar days of their original identification,
                     or such other number of days specified in the transaction
                     agreements.

Investor Remittances and Reporting

1122(d)(3)(i)        Reports to investors, including those to be filed with
                     the Commission, are maintained in accordance with the
                     transaction agreements and applicable Commission
                     requirements. Specifically, such reports (A) are prepared
                     in accordance with timeframes and other terms set forth
                     in the transaction agreements; (B) provide

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                     information calculated in accordance with the terms
                     specified in the transaction agreements; (C) are filed
                     with the Commission as required by its rules and regulations;
                     and (D) agree with investors' or the trustee's records as
                     to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in
                     accordance with timeframes, distribution priority and
                     other terms set forth in the transaction agreements.

1122(d)(3)(iii)      Disbursements made to an investor are posted within two
                     business days to the Servicer's investor records, or such
                     other number of days specified in the transaction
                     agreements.

1122(d)(3)(iv)       Amounts remitted to investors per the investor reports
                     agree with cancelled checks, or other form of payment, or
                     custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)        Collateral or security on pool assets is maintained as         Not Applicable
                     required by the transaction agreements or related pool
                     asset documents.

1122(d)(4)(ii)       Pool assets and related documents are safeguarded as
                     required by the transaction agreements

1122(d)(4)(iii)      Any additions, removals or substitutions to the asset
                     pool are made, reviewed and approved in accordance with
                     any conditions or requirements in the transaction
                     agreements.

1122(d)(4)(iv)       Payments on pool assets, including any payoffs, made in
                     accordance with the related pool asset documents are
                     posted to the Servicer's obligor records maintained no
                     more than two business days after receipt, or such other
                     number of days specified in the transaction agreements,
                     and allocated to principal, interest or other items
                     (e.g., escrow) in accordance with the related pool asset
                     documents.

1122(d)(4)(v)        The Servicer's records regarding the pool assets agree
                     with the Servicer's records with respect to an obligor's
                     unpaid principal balance.

1122(d)(4)(vi)       Changes with respect to the terms or status of an              Not Applicable
                     obligor's pool assets (e.g., loan modifications or
                     re-agings) are made, reviewed and approved by authorized
                     personnel in accordance with the transaction agreements
                     and related pool asset documents.

1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance
                     plans, modifications and deeds in lieu of foreclosure,
                     foreclosures and repossessions, as applicable) are
                     initiated, conducted and concluded in accordance with the
                     timeframes or other requirements established by the
                     transaction agreements.

1122(d)(4)(viii)     Records documenting collection efforts are maintained
                     during the period a pool asset is delinquent in
                     accordance with the transaction agreements. Such records
                     are maintained on at least a monthly basis, or such other
                     period specified in the transaction agreements, and
                     describe the entity's activities in monitoring delinquent
                     pool assets including, for example, phone calls, letters
                     and payment rescheduling plans in cases where delinquency
                     is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)       Adjustments to interest rates or rates of return for pool      Not Applicable
                     assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as      Not Applicable
                     escrow accounts):  (A) such funds are analyzed, in
                     accordance with the obligor's pool asset documents, on at
                     least an annual basis, or such other period specified in
                     the transaction agreements; (B) interest on such funds is
                     paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds
                     are returned to the obligor within 30 calendar days
                     of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

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1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or          Not Applicable
                     insurance payments) are made on or before the related
                     penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such
                     support has been received by the servicer at least 30
                     calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)      Any late payment penalties in connection with any payment      Not Applicable
                     to be made on behalf of an obligor are paid from the
                     Servicer's funds and not charged to the obligor, unless
                     the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)     Disbursements made on behalf of an obligor are posted          Not Applicable
                     within two business days to the obligor's records
                     maintained by the servicer, or such other number
                     of days specified in the transaction agreements.
                                                                                    Not Applicable
1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts are
                     recognized and recorded in accordance with the
                     transaction agreements.
                                                                                    Not Applicable
1122(d)(4)(xv)       Any external enhancement or other support, identified in
                     Item 1114(a)(1) through (3) or Item 1115 of Regulation
                     AB, is maintained as set forth in the transaction
                     agreements.

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